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                                                                 Exhibit 23. (i)



                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We consent to the incorporation by reference into this Registration Statement on Amendment No. 1 To Form S-2 (File No. 333-73103) of our report dated March 21, 1996, on our audit of the consolidated balance sheets of Avalon Community Services, Inc. and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and
cash flows for the years then ended.   We also consent to the reference to our
firm under the caption "Experts."





                                                        COOPERS & LYBRAND L.L.P.



Oklahoma City, Oklahoma
January 17, 1997